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                                                                  Exhibit 10.1.9


                        RESTRICTED STOCK AWARD AGREEMENT

     This Agreement is entered into on April 26, 2001 effective as of September 9, 1999 between Pope & Talbot, Inc., a Delaware corporation (the "Company"), and Michael Flannery ("Recipient").

     On September 9, 1999, the Human Resources and Nominating Committee (the "Committee") of the Company's Board of Directors (the "Board") recommended, and the Board approved, a contingent restricted stock award to Recipient. On February 15, 2001, the Committee recommended, and the Board approved, certain amendments to the terms of the award. The Company and Recipient now desire to formalize the terms of the award in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.  Award.  Subject  to the terms and  conditions  of this  Agreement,  the
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Company shall issue to the Recipient the number of shares of Common Stock of the
Company ("Restricted Shares") determined under this Agreement based on the achievement of certain target price levels by the Company's Common Stock. The Restricted Shares shall be issued by the Company from its available treasury stock. The "Stock Price Targets" for purposes of this Agreement are $14.55 (120% of $12.125, which was the closing market price of the Company's Common Stock on September 9, 1999), $17.46 (120% of $14.55) and $20.95 (120% of $17.46). If, at
any time after September 9, 1999 and during the term of Recipient's employment with the Company, the Company's Common Stock closes at or above a Stock Price Target for 20 consecutive days, Recipient shall be issued a number of Restricted Shares determined by dividing $260,000 by the closing price of the Common Stock on the 20th trading day on which the Stock Price Target is met (the "Issue Date"). Accordingly, Recipient may receive under this Agreement $260,000 in value of Restricted Shares for each of the three Stock Price Targets, or a total of $780,000 in value of Restricted Shares if the Company's Common Stock closes at or above the highest Stock Price Target for 20 consecutive days.

     2. Forfeiture Restriction;  Vesting. If the Recipient ceases to be employed
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by the  Company  for any reason or for no reason,  with or  without  cause,  any unvested Restricted Shares (excluding unvested shares that vest upon such termination of employment as described below) shall be forfeited to the Company. Ten percent of each issuance of Restricted Shares shall initially be vested, and the remaining ninety percent of each issuance of Restricted Shares shall initially be unvested. Ten percent of each issuance of Restricted Shares shall vest on each anniversary of the Issue Date for that issuance so that all of each issuance of Restricted Shares shall be vested by the ninth anniversary of the applicable Issue Date. All of the Restricted Shares shall immediately vest if
(a) the Recipient ceases to be employed by the Company as a result of an Involuntary Termination (as defined below) within 18 months after a Change in Control (as defined below), (b) the Recipient ceases to be employed by the Company as a result of death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), or (c) the Recipient is employed by the Company on his 65th birthday. Nothing contained in this Agreement shall confer upon Recipient any right to be employed by the

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Company or to continue to provide services to the Company or to interfere in any way with the right of the Company to terminate Recipient's services at any time for any reason, with or without cause.

     2.1 Involuntary Termination.  For purposes of this Agreement,  "Involuntary
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Termination" means the termination of Recipient's employment with the Company:

          (a) involuntarily upon Recipient's discharge or dismissal (other than by reason of Recipient having engaged in fraud or in any other intentional misconduct adversely affecting the business reputation of the Company in a material manner), or

          (b) voluntarily upon Recipient's resignation following (i) a change in Recipient's position with the Company which materially reduces Recipient's duties or level of responsibility or which otherwise changes the level of management to which Recipient reports, (ii) a 20% or more reduction in Recipient's level of compensation (including base salary, fringe benefits and target bonus under any incentive performance plan), or (iii) a change in Recipient's place of employment which is more than fifty (50) miles from Recipient's place of employment prior to the Change in Control, provided and only if such change or reduction is effected without Recipient's written concurrence.

     2.2 Change in Control. For purposes of this Agreement,  "Change in Control"
means:   -----------------

          (a) the successful acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the Company's outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's shareholders to accept or approve,

          (b) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board,

          (c) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

          (d) any merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction.


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     3. Restriction on Transfer.  The Recipient shall not sell, assign,  pledge,
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or in any manner transfer unvested  Restricted  Shares, or any right or interest in unvested Restricted Shares, whether voluntarily or by operation of law, or by gift, bequest or otherwise. Any sale or transfer, or purported sale or transfer, of unvested Restricted Shares, or any right or interest in unvested Restricted Shares, in violation of this Section 3 shall be null and void.

     4. Tax Withholding. Recipient acknowledges that, at the time any portion of
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the Restricted  Shares vests  (including the Issue Date for the first 10 percent of each issuance of Restricted Shares), the Value (as defined below) on that date of that portion of the Restricted Shares will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on these income amounts. For purposes of this Agreement, the "Value" of a Restricted Share on any date shall be equal to the closing market price for Company Common Stock on that date. Promptly following vesting, the Company will notify Recipient of the required withholding amount. Within 10 days of such notice, Recipient shall pay to the Company the required withholding amount in cash or, at the election of the Recipient, by surrendering to the Company for cancellation Restricted Shares or other shares of Company Common Stock with a Value (as of the later of the vesting date or the date of Recipient's election to surrender such shares) equal to the required withholding amount.

     5. Stock  Certificate.  Upon the Issue Date of any Restricted  Shares,  the
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award of those  Restricted  Shares shall be completed and the Recipient shall be the owner of those Restricted Shares with all voting and other rights of a shareholder, except as limited by this Agreement. To secure the rights of the Company under Sections 2 and 4, the Company will retain the certificate or certificates representing the Restricted Shares. Upon any forfeiture of the Restricted Shares covered by this Agreement, the Company shall have the right to cancel the Restricted Shares in accordance with this Agreement without any further action by the Recipient. Upon any failure of the Recipient to pay required withholding under Section 4, the Company shall have the right to cancel vested Restricted Shares with a Value (as of the date the Company exercises this right) equal to the required withholding amount without any further action by the Recipient. After Restricted Shares have vested and all required withholding has been paid to the Company in connection with such vesting, the Company shall deliver a certificate for the vested Restricted Shares to the Recipient.

     6.  Additional  the  Company  Shares.  If,  prior to vesting of  Restricted
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Shares,  the  outstanding the Company Common Stock is increased as a result of a stock dividend or stock split, the restrictions and other provisions of this Agreement shall apply to any such additional shares of the Company Common Stock which are issued in respect of the Restricted Shares to the same extent as such restrictions and other provisions apply to the Restricted Shares.

     7. Miscellaneous.
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          7.1 Entire Agreement; Amendment. This Agreement constitutes the entire
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agreement of the parties  with regard to the subjects  hereof and may be amended only by written agreement between the Company and Recipient.



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          7.2 Notices.  Any notice  required or permitted  under this  Agreement
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shall be in writing and shall be deemed sufficient when delivered  personally to the party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company's records, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          7.3 Assignment; Rights and Benefits. Recipient shall not assign this
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Agreement  or any rights  hereunder  to any other  party or parties  without the prior written consent of the Company. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns and, subject to the foregoing restriction on assignment, be binding upon Recipient's heirs, executors, administrators, successors and assigns.

          7.4  Further  Action.  The  parties  agree  to  execute  such  further
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instruments  and to take such further  action as may  reasonably be necessary to carry out the intent of this Agreement.

          7.5 Applicable Law;  Attorneys' Fees. The terms and conditions of this
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Agreement  shall be  governed  by the laws of the State of Oregon.  In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys' fees to be set by the trial court and, upon any appeal, the appellate court.

          7.6  Counterparts.  This  Agreement  may be  executed  in two or  more
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counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       POPE & TALBOT, INC.

                                       By /s/ Peter T. Pope
                                             -----------------------------------
                                       Title Director
                                             -----------------------------------


                                       RECIPIENT

                                       /s/ Michael Flannery
                                       -----------------------------------------
                                       Michael Flannery




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